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                                                                   EXHIBIT 3.1


                          ARTICLES OF INCORPORATION

                                       OF

                             MINERAL ENERGY COMPANY


                 1. The name of the corporation is Mineral Energy Company (the "CORPORATION").

                 2. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California (the "GENERAL CORPORATION LAW") other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Corporations Code of the State of California.

                 3. The name of the Corporation's initial agent for service of process in the State of California is CT Corporation System.

                 4. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of common stock.

                 5. In any action for breach of directors' duties pursuant to Section 309 of the General Corporation Law, the liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of the State of California.

                 6. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law.


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                 IN WITNESS WHEREOF, the undersigned has executed these
articles of incorporation on October 10, 1996.


                                       /s/ TAMARA L. TOMPKINS
                                       --------------------------------
                                       Tamara L. Tompkins,
                                       Sole Incorporator